EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT made as of April 1, 2003 (the "Agreement") by and between Ionics, Incorporated, a Massachusetts corporation with principal offices at 65 Grove Street, Watertown, MA 02472 (the "Corporation"), and Douglas
R. Brown, an individual residing at 210 Monument Farm Road, Concord, MA 01742 (the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Corporation desires that the Employee be employed as its President from and after April 1, 2003 and is its Chief Executive Officer from and after July 1, 2003, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee desires to be employed by the Corporation in such capacities, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee has represented and warranted to the Corporation that he has no commitment, obligation or contract of any kind that is inconsistent with his being employed by the Corporation on the terms contained herein;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained in this Agreement, the parties hereby agree as follows:

1. Duties. The Corporation hereby hires and agrees to employ the Employee, and the Employee agrees to be employed by the Corporation, in an executive capacity for the Term (as defined below) and on the terms and conditions set forth in this Agreement. During the Term, the Corporation shall employ the Employee as its President from and after April 1, 2003 and as its Chief Executive Officer from and after July 1, 2003. During the term of his employment hereunder as President, the Employee shall report directly to, and shall be subject to the direction and control of, the Corporation's Chairman and Chief Executive Officer. During the term of his employment hereunder as Chief Executive Officer,


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the Employee shall report directly to, and shall be subject to the direction and control of, the Corporation's Board of Directors. During the Employment Term, the Employee shall devote substantially all of his business time, best efforts, and business judgment, skill, ability, knowledge, and energies to the advancement of the Corporation's best interests in the discharge of his responsibilities hereunder, which shall be the responsibilities commensurate with such positions in a corporation with securities publicly traded in the United States.

2. Compensation.

         (a) Base Salary. During the Term, as compensation for the Employee's services hereunder, the Corporation shall pay to the Employee a base salary of $33,333.33 per month (for an annual rate of $400,000), subject to such salary increases as may be granted by the Corporation's Board of Directors. The base salary shall be payable in installments in accordance with the Corporation's regular practices, as such practices may be modified from time to time, but in no event less often than monthly.

         (b) Bonus. In addition to his base salary, during the Term, the Employee will be entitled to participate in a bonus program to be established by the Board of Directors in consultation with the Employee. The Employee will be entitled to a minimum bonus with respect to the Corporation's fiscal year ending December 31, 2003 of $300,000 and a minimum bonus with respect to the Corporation's fiscal year ending December 31, 2004 of $400,000, which minimum amounts may be exceeded pursuant to the final terms of the bonus program. The bonuses shall be payable as determined by the Board of Directors.

         (c) Stock Options. Pursuant to the recommendation of the Compensation Committee of the Board of Directors and as a material inducement to the Employee to enter into this Agreement and to become employed by the Corporation, the


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Corporation, effective as of the date hereof, shall grant to the Employee nonqualified stock options to purchase 500,000 shares of the Corporation's Common Stock, par value $1.00 per share, which option shall be substantially in the form of Exhibit A attached hereto. In 2004 and subsequent years during the Term, the Employee shall be eligible for annual grants of additional nonqualified stock options to purchase 100,000 shares of the Corporation's Common Stock, par value $1.00 per share, under the Corporation's 1997 Stock Incentive Plan (or another stock option plan maintained by the Corporation), subject to the approval of each such grant by the Compensation Committee of the Board of Directors.

         (d) Benefits. During the Employment Term, the Employee shall be eligible to participate in all benefit plans of the Corporation, including, without limitation, the Ionics, Incorporated Section 401(k) plan, the Ionics, Incorporated Retirement Plan (a defined benefit pension plan), the Corporation's Supplemental Employee Retirement Plan, and group medical, dental, accident, disability, life and other health benefit plans of the Corporation, as may be provided by the Corporation from time to time to the Corporation's executives of comparable status, subject to, and to the extent that, the Employee is eligible under such benefit plans in accordance with their respective terms. The Employee will be credited with his earlier employment with the Corporation for purposes of calculating his retirement benefit under the Corporation's Supplemental Employee Retirement Plan. The Employee will be entitled to first-class air travel on all air travel taken on behalf of the Corporation in furtherance of his duties as an executive employee. The Corporation will pay for the maintenance of all airline club memberships held by the Employee, to the extent not already provided on a complimentary basis in conjunction with Employee's credit card accounts.

         (e) Vacation. The Employee shall be entitled to five weeks of vacation for each calendar year during the Term, at such times as shall be mutually agreed upon by the Corporation and the Employee, and otherwise in accordance with the Corporation's regular practices, as such practices may be modified from time to time.

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(f)           Expenses. During the Employment Term, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder. The Corporation shall reimburse the Employee for all such expenses upon the presentation by the Employee, not less frequently than monthly, of signed, itemized expense reports, together with any receipts or vouchers, in accordance with the Corporation's policies and procedures as adopted and in effect from time to time applicable to its executive officers.

(g) Indemnity. During the Employment Term and for six years thereafter, the Corporation will provide to the Employee indemnification rights available to its directors and officers generally, including the benefit of such policies of directors' and officers' liability insurance as the Corporation maintains for the benefit of all its directors and officers during such period.

3.            Term and Termination.

         (a) The term of this Agreement shall be for the period commencing on the date hereof and terminating on the date that is three years after the date hereof, unless earlier terminated pursuant to any of the provisions of this
Section 3 (the "Initial Term"). Subject to earlier termination as provided in this Section 3 and unless the Corporation or Employee gives written notice to the other at least 90 days prior to the expiration of the Initial Term (or any subsequent one-year extension thereof) of the Corporation's or Employee's, respectively, intention not to continue Employee's employment beyond the end of such period, the Initial Term (or any subsequent one-year extension thereof) shall be automatically extended for an additional one-year period. The Initial Term, together with any extensions, shall be referred to as the "Term." The period commencing on the date hereof and ending on the last day of the Employee's employment with the Corporation shall be referred to as the "Employment Term."

         (b) The Corporation may terminate Employee's employment upon ten (10) days' prior written notice for Cause (as defined below). "Cause" shall mean any of the following: (i) the Employee's dishonesty, malfeasance, disloyalty or


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breach of fiduciary duties to the Corporation; (ii) the conviction of, or plea of guilty or nolo contendere by, the Employee for any felony involving moral turpitude (or for any lesser crime or offense involving the Corporation); (iii) the failure or refusal, except due to incapacity as a result of illness or disability, of the Employee to perform the lawful duties appropriate to his office assigned to him pursuant to this Agreement, provided that such failure or refusal continues uncorrected for a period of 30 days after the Employee shall have received specific written directions in respect thereof from the Board of Directors; or (iv) any breach by the Employee of Section 4 of this Agreement or of the Employer's Agreement With Employee in the form of Exhibit B attached hereto. The Employee's employment shall also terminate immediately upon his death. The Corporation may terminate the Employee's employment upon ten (10) days' prior written notice following a determination by the Board of Directors that the Employee has a Permanent Disability (as hereinafter defined); provided, however, that no such termination shall be effective (i) prior to the expiration of the 180-day period following the date the Employee first incurred the condition which is the basis for the Permanent Disability or (ii) if the Employee begins to substantially perform the significant aspects of his regular duties prior to the proposed effective date of such termination. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties, as contemplated by this Agreement, which inability is reasonably contemplated to continue for at least one (1) year from its incidence and at least 90 days from the date of such determination. Any question as to the existence, extent, or potentiality of the Employee's Permanent Disability shall be determined by a qualified independent physician selected by the Employee (or, of the Employee is unable to make such selection, by an adult member of the Employee's immediate family) and reasonably acceptable to the Board. If the Employee's employment is terminated due to any of the reasons stated in this Section 3(b), or if the Employee terminates his employment ((other than for Good Reason (as defined below) within 24 months after a Change in Control (as defined below)), then the Corporation shall have no further obligation to the Employee under this Agreement except for payment pursuant to Section 2 of this Agreement for services theretofore rendered by the


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Employee and for benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Corporation's retirement, insurance and other benefit plans and arrangements.

                  (c) If the Corporation terminates this Agreement prior to its expiration other than due to any of the reasons stated in Section 3(b), then the Employee shall receive (i) a severance benefit equal to (A) the sum equal to eighteen months of his then-current base salary, plus (B) an amount equal to 1.5 times the Employee's target bonus for the fiscal year in which such termination occurs, and (ii) benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Corporation's retirement, insurance and other benefit plans and arrangements, including without limitation thereto the bonus earned for any fiscal year in which such termination occurs or any previous fiscal year but not fully paid at the time of such termination.

                  (d) As used herein, the following terms shall have the following respective meanings:

                           (i) A "Change in Control" shall occur or be deemed to
have occurred  only if any of
the following events occur: (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; (B) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose


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election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (C) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Corporation's then outstanding securities; or (D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.
                  (ii) "Good Reason" shall mean, without the Employee's written consent, the occurrence within 24 months after a Change in Control of the Corporation of any of the following circumstances unless, in the case of paragraphs (A), (C), (D) or (F), such circumstances are fully corrected prior to the Employee's date of termination specified in the notice of termination given in respect thereof:


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                           (A) any significant diminution in the Employee's
position, duties, responsibilities, power, title or office as in effect immediately prior to a Change in Control; (B) any reduction in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;
                           (C) the failure of the Corporation to continue in
effect any material compensation
or benefit plan in which the Employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control, or the failure by the Corporation to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Corporation's financial performance;
                           (D) the failure by the Corporation to continue to
provide the Employee with
benefits substantially similar to those enjoyed by the Employee under any of the Corporation's life insurance, medical, accident, or disability plans in which the Employee was participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide the Employee with the number of paid vacation days to which he is entitled under the terms of this Agreement;
                           (E) any requirement by the Corporation or of any
person in control of the
Corporation that the location at which the Employee performs his principal duties for the Corporation be changed to a new location outside a radius of 50 miles from his principal residence at the time of the Change in Control; or


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                           (F) the failure of the Corporation to obtain a
satisfactory agreement from any
successor to assume and agree to perform this Agreement.

4. Employee's Obligations.

         (a) Trade Secrets and Confidential Information. The Employee shall hold in confidence and not disclose at any time (including any time subsequent to the termination of this Agreement) any and all trade secrets, confidential information or proprietary rights made known to him as such by the Corporation, including, without limiting the generality of the foregoing, customer lists; financial information of the Corporation and its customers; customer requirements; product information, formulations and content; new invention disclosures, patent applications, know-how and other proprietary intellectual property; and plans, systems, processes and preparations for the Corporation's current and proposed business activities. The Employee shall return all written or printed materials (whether in the form of reports, memoranda, lists, computer programs or otherwise) and all copies thereof belonging to the Corporation or relating to any aspect of its business upon the termination of this Employment Agreement.

         (b) Non-Competition. The Employee acknowledges that first as President and then as Chief Executive Officer of the Corporation, he will make a significant contribution to the goodwill of its business. The Employee further acknowledges that he will receive a significant economic benefit as a result of his employment by the Corporation hereunder. In consideration thereof, the Employee agrees that while he is employed by the Corporation and for a period of 12 months thereafter, he will not, without the prior written consent of the
Corporation:

             (i) sell or offer to sell to, or solicit or give advice regarding the solicitation of, any customer or account of the Corporation with respect to any products or services which are competitive with the products or services of the Corporation;

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             (ii) be employed by, consult with, or serve as a shareholder, partner, member, proprietor, principal, director, officer, investor, or any other direct or indirect participant, in any enterprise or endeavor which competes in any manner, directly or indirectly, with the business of the Corporation, as conducted, under active development, or actively under consideration while the Employee was employed by the Corporation, or whose business is directed at developing, manufacturing or marketing any products or processes that compete with any products or processes of the Corporation available, or under development, or actively under consideration while the Employee was employed by the Corporation, provided that nothing in this Agreement shall prevent the Employee from owning, as an investor, less than one percent of the stock of any corporation;

             (iii) induce, entice, hire or attempt to hire or employ any employee of the Corporation; or

             (iv) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Corporation and any of the Corporation's customers, suppliers, lessors, lessees, employees, consultants, or research partners.

The restrictions imposed by clauses (i) and (ii) above shall apply within such geographic areas in which the Corporation is engaged directly or indirectly in business during the period during which the Employee is employed by the Corporation or during the 12-month period thereafter.

         (c) Injunctive Relief. The parties hereto agree that (i) irreparable injury will result to the Corporation, its business and property and its shareholders in the event of a breach of the provisions of this Section 4; and
(ii) the remedy which the Corporation may have at law for any breach or threat of breach of the provisions of this Section 4 is inadequate. Therefore, the Employee agrees that in the event of breach or threat of breach of the provisions hereof by the Employee, the Corporation shall be entitled to injunctive relief against the Employee restraining him from such a breach. The Employee agrees that the provisions contained in this Section 4 shall remain in full force and effect notwithstanding the breach or claimed breach of any other


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provision hereof by any party hereto. Nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedy available to it for any breach or threatened breach of the terms hereof.

          (d) Judicial Intervention. If any of the restrictions contained in this Section 4 shall be deemed to be unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this
Section 4 shall be enforceable in the manner contemplated hereby.

5. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate as or be construed to be a waiver of any subsequent breach of such other party.

6. Notices. Any notice or other communication required by or which may be given to either party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party (or the Clerk, in the case of the Corporation) or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address stated for each party in the first paragraph of this Agreement. Either party may designate a different address by giving notice of change of address in the manner herein provided.

7. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

8. Arbitration. Any controversy or claim arising out of or relating to this Agreement or breach thereof (except those for which injunctive or other equitable relief may be sought) shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

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9. Entire Agreement. This Agreement, together with the agreements attached hereto as Exhibits, constitutes the entire agreement of the parties hereto relating to the employment of the Employee by the Corporation. This Agreement may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

10. Assignment. This Agreement is a personal contract, and the Employee may not assign any of his rights or delegate any of his duties under this Agreement, but the rights of the Employee hereunder shall inure to the benefit of his heirs, executors, administrators and legal representatives. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation. The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

11. Severability. (a) It is further understood and agreed by the parties hereto that if any of the provisions of this Agreement shall contravene, or be invalid under, the laws of the jurisdiction where invoked, such contravention or invalidity shall not invalidate the whole Agreement, but it shall be construed as it not containing the particular provision or provisions held to be invalid in the said particular jurisdiction, and the rights and obligations of the parities shall be construed and enforced accordingly.

         (b) Survival. Sections 4, 5, 7, 8, 9 and 11 of this Agreement shall survive the expiration or earlier termination of this Agreement.

12.          Miscellaneous.
(a) The Employee shall sign the Agreement With Employee (dealing with inventions and proprietary information) attached hereto as Exhibit B simultaneously herewith.

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(b)          Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute acknowledge and deliver such instruments and documents of further assurance, as may be necessary to carry out the provisions of this Agreement.

(c) The Employee currently serves as a director of the Corporation, Advent International Corp. and Aspen Technology, Inc. The Employee agrees that during the Initial Term of this Agreement, he will not become a member of the board of directors (or comparable governing body) of any additional public companies without the prior approval of the Corporation's Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date hereinabove first set forth.

                              IONICS, INCORPORATED


                              By:  /s/Arthur L. Goldstein
                                 --------------------------------------------
                                     Arthur L. Goldstein
                                     Chairman and Chief Executive Officer


                                    /s/Douglas R. Brown
                                    ------------------------------------------
                                    Douglas R. Brown




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                                                                       EXHIBIT A

                              IONICS, INCORPORATED

                 Inducement Non-Qualified Stock Option Agreement

         This Inducement Non-Qualified Stock Option Agreement (the "Agreement") made as of April 1, 2003 (the "Date of Grant") by and between Ionics, Incorporated, a Massachusetts corporation (the "Company"), and Douglas R. Brown (the "Employee"):

         1. Option Grant. The Company hereby grants as of the Date of Grant to the Employee an option to purchase a maximum of 500,000 shares (the "Option Shares") of its common stock, $1.00 par value ("Common Stock"), at the price of $16.16 per share, on the terms and conditions set forth in this Agreement.

         2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any present or future parent or subsidiary of the Company (such parents or subsidiaries referred to collectively as the "Related Corporations"), but a duplicate original of this instrument shall not effect the grant of another option.

         3. Vesting of Option if Employment Continues. If the Employee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer or consultant, as the case may be (such service is described herein as maintaining or being "employed by the Company") on the following dates, the Employee may exercise this option at any time from and after the applicable date for the number of shares of Common Stock set forth opposite the applicable date:

         Applicable Date                         Shares
         ---------------                         ------

         Date of Grant                          125,000 shares
         First Anniversary of Date of Grant an additional 125,000 shares Second Anniversary of Date of Grant an additional 125,000 shares Third Anniversary of Date of Grant an additional 125,000 shares

         Notwithstanding the foregoing, (i) if the Employee's employment with the Company is terminated by the Company for any reason other than for Cause ((as defined in the Employment Agreement dated as of April 1, 2003 by and between the Company and the Employee (the "Employment Agreement")), or by the Employee for Good Reason (as defined in the Employment Agreement) within 24 months after a Change in Control (as defined in the Employment Agreement), or by reason of the Employee's death or Permanent Disability (as defined in the Employment Agreement), the Employee shall be deemed for purposes of this Section


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3 to have remained employed by the Company for 18 months after such termination, and any shares that would have become exercisable during such 18-month period shall become exercisable immediately prior to such termination of the Employee's employment with the Company; and (ii) if the Employee's employment with the Company is terminated by the Company for Cause, or by the Employee other than for Good Reason within 24 months after a Change in Control, no further shares shall become exercisable from and after such termination of the Employee's employment with the Company.

         Notwithstanding the foregoing, the Compensation Committee of the Company's Board of Directors (the "Committee") may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Employee ceases to be employed by the Company and all Related Corporations), may be exercised up to and including the date that is ten years from the date this option is granted (the "Scheduled Expiration Date").

         4.       Termination of Employment Relationship.

                  (a) Termination Other than for Cause. If the Employee's employment with the Company is terminated by the Employee or by the Company, other than by reason of Cause, this option may be exercised, to the extent otherwise exercisable on the date of his termination (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior the Scheduled Expiration Date. In such case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

                  (b) Termination for Cause. If the Employee's employment with the Company is terminated by the Company for Cause, all vested options will be forfeited and this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

         5.       Death; Disability.

(a) Death. If the Employee dies while employed by the Company, this option may be exercised, to the extent otherwise exercisable on the date of his death (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time prior to the Scheduled Expiration Date.

(b) Disability. If the Employee's employment with the Company is terminated by reason of his Permanent Disability, this option may be exercised, to the extent otherwise exercisable on the date employment was terminated (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior to . the Scheduled Expiration Date.

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6.                Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.


         7.       Payment of Price.

                  (a) Form of Payment. The option price shall be paid in the following manner:

(i)    in cash or by check;

(ii) subject to Section 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

(iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)   by any combination of the foregoing.

                  (b) Limitations on Payment by Delivery of Common Stock. If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

         8. Restrictions of Transfer; Legend. Unless registered pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Option Shares may not be transferred without the Company's written consent except by will, or by the laws of descent and distribution. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act, unless registered. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom.

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

         9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, in the form of Exhibit A annexed hereto. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares (unless payment is being made pursuant to Section 7(a)(iii) hereof), and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.


         10. Transferability of Option. This option may be transferred by the Employee to (i) the spouse, children, or grandchildren of the Employee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of the Employee or the Immediate Family Members; or (iii) a partnership, limited liability company, corporation or other entity in which the Employee or the Immediate Family Members are the only partners, members, or stockholders. Any subsequent transfer of this option shall be prohibited other than by will or the laws of descent and distribution.

         11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

         12. No Obligation to Continue Employment. Neither this Agreement nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to employ the Employee.

         13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivered a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. No adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

         14. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an Employee's rights with respect to this option shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable


                                   Page -17-
upon the exercise of this option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) Recapitalization Adjustments. Immediately upon the consummation of an Acquisition (as defined below), this option shall immediately become fully exercisable and shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall automatically be substituted for the shares of Common Stock subject to this option, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares covered by, and in the exercise price of, this option necessary to maintain the proportionate interest of the Employee and preserve, without exceeding, the value of this option, shall be made. For purposes of this Section 14, an "Acquisition" shall mean: (x) any merger, consolidation or purchase of outstanding capital stock of the Company, or other form of business combination in which the Company is the target of such combination or after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); or (y) any sale of all or substantially all of the capital stock or assets of the Company in a business combination (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Committee.

                  (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares that are subject to this option shall be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Section 14 and its determination shall be conclusive.

         15. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or another


                                   Page -18-
property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount withheld.

          16. Employee Not to Compete. The Employee acknowledges that he is subject to certain non-competition obligations set forth at Section 4(b) of the Employment Agreement.


         17. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement.

         18.      Miscellaneous.

                  (a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address et forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

                  (b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                  (c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability or of any other provisions.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

                  (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provisions shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.





                                   Page -19-

         IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

                                    IONICS, INCORPORATED


_________________________________   By:_____________________________
Employee                               Arthur L. Goldstein
                                       Chairman and Chief Executive Officer


Douglas R. Brown
----------------
Print Name of Employee

Address:  210 Monument Farm Road
          Concord, MA  01742



                                   Page -20-

                                                                       EXHIBIT A


Ionics, Incorporated
65 Grove Street
Watertown, MA  02472

Attention:  Assistant Treasurer

Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to Douglas R. Brown on April 1, 2003 by and to the extent of purchasing __________ shares of the Common Stock of Ionics, Incorporated (the "Company") for the option price of $16.16 per share, subject to the terms and conditions of the Inducement Non-Qualified Stock Option Agreement dated as of April 1, 2003 by and between the Company and Douglas R. Brown (the "Agreement").

The undersigned hereby agrees to make payment, in cash or in such other property as permitted under the Agreement, of the purchase price for said shares for delivery to the undersigned of the stock certificate of the Company representing the shares purchased, pursuant to Section 7 of the Agreement. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, the undersigned hereby confirms that he has investigated and considered the possible income tax consequences to the undersigned of making such payments in said form, and also confirms that he has owned such Common Stock free of any substantial risk of forfeiture for at least six months.

The undersigned hereby specifically confirms to the Company that, unless the Company has effected the registration with the U.S. Securities and Exchange Commission of the shares of Common Stock to be issued pursuant to this exercise, the undersigned is acquiring said shares for investment and not with a view to sale or distribution thereof. The undersigned further confirms that said shares shall be held subject to all of the terms and conditions and the Agreement.

                                            Very truly yours,


                                            -------------------------------

                                            Signed by ______________________
                                            (party duly exercising option)



                                   Page -21-

                                    EXHIBIT B

                             AGREEMENT WITH EMPLOYEE



THIS AGREEMENT is made as of the  1st  day of   April , 2003 between

Douglas R. Brown (hereinafter called the "Employee") and IONICS, INCORPORATED,
----------------
a Massachusetts corporation (hereinafter called the "Company").

WHEREAS, the Company and its subsidiaries are engaged throughout the world in the manufacture of products in accordance with secret processes and formulas, and their employees have or may become acquainted with such processes and formulas and the research and developments carried on and may contribute new inventions or improvements on those already existing, or both; and

WHEREAS, Employee has become employed by the Company pursuant to an Employment Agreement of even date herewith (the "Employment Agreement").

NOW, THEREFORE, it is agreed as follows:

     1. INTELLECTUAL PROPERTY. (a) Employee will promptly disclose in writing to the Clerk of the Company, or his nominee, all information, observations, data and records arising out of or obtained in the course of his work with the Company, and all those discoveries, inventions, devices, machines, processes, designs, composition of matter and improvements thereon, and any new use of the same, whether patentable or not, as well as patents and patent applications (hereinafter collectively called "inventions") made, conceived, developed or acquired by him, or under which Employee acquired the right to grant licenses or become licensed, whether alone or jointly with others, during his employment by the Company and within a period of one year after termination, for whatever reason, of his employment hereunder, which (i) has arisen or may arise out of or in the course of his employment with the Company, or (ii) relate to any matters pertaining to or useful in connection with any present or contemplated activity or interest of the Company or of any of the affiliated or subsidiary companies of the Company, or (iii) relate to work done by the Company for a client, with which matters Employee has been or may be in any way connected or about which Employee has obtained knowledge during his employment by the Company. All Employee's title and interest in, to and under all such inventions, licenses and rights to grant licenses shall be the sole and exclusive property of the Company, and Employee hereby assigns and agrees to assign the same to the Company.

     (b) It is the policy of the Company (which, however, assumes no obligation by this paragraph) to transfer or quitclaim to Employee any invention or improvement made or conceived by Employee which the Company deems not then of active interest to it or likely to become so.

     (c) Employee will at any time, whether or not then in the employ of the Company, upon the request of the Company and without further remuneration (except as provided in Section 4 hereof) (a) execute, acknowledge and deliver to the Company any document which the Company shall deem necessary to effect valid assignments to it of all Employee's right, title and interest in, to and under such inventions, licenses and rights to grant license, (b) execute any document which the Company shall deem necessary to enable it to file and prosecute applications for letters patent of the United States and any foreign country on such inventions, and (c) do all other things (including the giving of evidence in suits, interferences, oppositions, revocations and other proceedings) which the Company shall deem necessary or convenient for patenting or prosecuting or asserting patents for any and all such inventions, for the prosecution of applications for the reissue, renewal and extension of such patents, and for the establishing of any fact becoming known to Employee as an incident to his employment.

                                   Page -22-

2. CONFIDENTIAL INFORMATION. Employee acknowledges his obligations concerning trade secrets and confidential information set forth at Section 4(a) of the Employment Agreement.

3. GOVERNMENTAL MATTERS. Employee will do all things necessary for the Company to comply with U.S. Government regulations and with provisions of contracts between the U.S. Government and the Company which relate either to patent rights or to the safeguarding of information pertaining to the defense of the United States.

4. EXPENSES. All expenses incident to any action required by the Company or taken in its behalf pursuant to the terms of this agreement shall be borne by the Company, including a reasonable payment for Employee's time and expenses involved in case Employee is not then in the Company's employ, which payment for Employee's time shall not in any event be less than his salary for a comparable period of time as of the termination of his employment.

5. CONFIDENTIAL INFORMATION OF OTHERS. Employee shall not be requested or required to violate, and Employee agrees to respect, any valid obligations employee now has to prior employers or others relating to proprietary or confidential information and to Employee's inventions and discoveries. Employee has supplied or promptly shall supply to the Company a copy of all written agreements containing any such obligations.

This Agreement of two pages is executed in duplicate as a sealed instrument as of the date first set forth above.

                                            IONICS, INCORPORATED



                                            By
                                               -------------------------------


WITNESS:                                    EMPLOYEE:



------------------------------               ------------------------------